SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

RLJ LODGING TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On November 20, 2012, RLJ Lodging Trust (the “Company”), as parent guarantor, and RLJ Lodging Trust, L.P., the Company’s operating partnership (the “Operating Partnership”), as borrower, entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the other lenders party thereto.  The Amended Credit Agreement amends and restates in its entirety the Company’s previous Credit Agreement, which was originally entered into as of June 20, 2011.

The Amended Credit Agreement provides for (x) an unsecured revolving credit facility of up to $300 million with a scheduled maturity date of November 20, 2016 (the “Revolver”), with a one year extension option, which may be exercised by the Operating Partnership upon the satisfaction of certain conditions set forth in the Credit Agreement, and (y) an unsecured term loan of $275 million with a scheduled maturity date of November 20, 2017 (the “Five-Year Term Loan”).  As of November 20, 2012, the Company had $16 million of borrowings outstanding under the Revolver.  The entire $275 million under the Five-Year Term Loan was drawn on November 20, 2012.

The amount that the Operating Partnership may borrow under the Revolver generally is limited to the lesser of (i) the amount, if any, by which 60% of the value of an unencumbered pool of hotel properties that satisfy certain requirements (the “Unencumbered Pool”) exceeds the aggregate amount of unsecured indebtedness of the Company and its subsidiaries on a consolidated basis and (ii) the total revolving commitment under the Revolver, which currently is $300 million.  The value of the Unencumbered Pool (the “Unencumbered Asset Value”) is determined according to the GAAP book value of the properties in the Unencumbered Pool that have been owned less than four full fiscal quarters and a capitalized net operating income value for all other properties in the Unencumbered Pool.  As of November 20, 2012, the entire $300 million amount of the Revolver was available for borrowings under the Amended Credit Agreement, less any amounts drawn on the Revolver on such date.

The Operating Partnership has the option to increase the revolving loan commitment and the total term loan amount under the Amended Credit Agreement to $600 million and $400 million, respectively, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Amended Credit Agreement, to provide such increased amounts.  The Amended Credit Agreement also permits the Operating Partnership to utilize up to $30 million of the available revolving loan commitment under the Revolver for the issuance of letters of credit and includes swingline loan capacity for up to $40 million in same day borrowings.

Borrowings under the Amended Credit Agreement will, subject to certain exceptions, bear interest at a rate of (i) in the case of the Revolver, LIBOR plus 175 to 250 basis points, depending on the total leverage ratio of the Company and its subsidiaries and (ii) in the case of the Five-Year Term Loan, LIBOR plus 170 to 245 basis points, depending on the total leverage ratio of the Company and its subsidiaries.  An unused commitment fee of 25 or 35 basis points, depending on the amount of borrowings under the Revolver, accrues on unused portions of the Revolver.  Amounts owing under the Amended Credit Agreement are guaranteed by the Company, each subsidiary of the Company that owns a property included in the Unencumbered Pool, and certain other subsidiaries that are not otherwise prohibited from providing such guaranty (the “Amended Credit Agreement Guaranty”).  In addition, the Amended Credit Agreement requires that the Operating Partnership and the subsidiary guarantors own at least 90% of the total asset value of the Company and its subsidiaries, as adjusted to exclude assets held by unconsolidated affiliates and assets of certain subsidiaries that are precluded from guaranteeing debt.

The proceeds of borrowings under the Revolver may be used by the Operating Partnership and the Company (a) for the payment of redevelopment and development costs incurred in connection with hotel properties owned by the Company and its subsidiaries, (b) to finance hotel acquisitions, (c) to finance capital expenditures, dividends and the repayment of debt of the Company and its subsidiaries, and (d) to provide for general working capital needs and for other general corporate purposes of the Company and its subsidiaries.  The proceeds of the Five-Year Term Loan were used by the Operating Partnership and the Company to pay down approximately $70 million of amounts that were then outstanding under the Revolver and to finance the repayment of certain existing debt of the Company and its subsidiaries.

The Amended Credit Agreement requires, and the Operating Partnership’s ability to borrow under the Revolver will be subject to, ongoing compliance by the Company, the Operating Partnership and their subsidiaries with various affirmative and negative covenants, including with respect to liens, indebtedness, investments, dividends, mergers and asset sales.  In addition, the Amended Credit Agreement requires that the Company satisfy certain financial covenants, including:

•                                          ratio of total debt to EBITDA of not more than 6.0 to 1.0 (subject to a higher amount in certain circumstances);

•                                          ratio of adjusted EBITDA to fixed charges of not less than 1.5 to 1.0;

•                                          ratio of secured indebtedness to total asset value of no more than 50% for the period from November 20, 2012 through and including September 30, 2013, and reducing to 45% for all periods thereafter;

•                                          ratio of secured recourse debt to total asset value of not more than 10%;

•                                          ratio of unsecured indebtedness to Unencumbered Asset Value of not more than 60%;

•                                          ratio of adjusted net operating income of the Unencumbered Pool to Unsecured Interest Expense (as defined in the Credit Agreement) of not less than 2.0 to 1.0; and

•                                          tangible net worth of not less than approximately $1.78 billion (plus 75% of the net proceeds of any equity issuances after September 30, 2012).

The Amended Credit Agreement includes customary representations and warranties of the Company and the Operating Partnership, which must continue to be true and correct in all material respects as a condition to future draws under the Revolver.  The Amended Credit Agreement also includes customary events of default, in certain cases subject to customary periods to cure, following which the lenders may accelerate all amounts outstanding under the Amended Credit Agreement.

The foregoing summary of the Amended Credit Agreement and the Amended Credit Agreement Guaranty is qualified in its entirety by reference to the Amended Credit Agreement and the Amended Credit Agreement Guaranty, copies of which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 20, 2012, the Operating Partnership borrowed an aggregate of $400 million.  Of this amount, $275 million was borrowed under the Five-Year Term Loan described above.  The disclosure contained in Item 1.01relating thereto is incorporated herein by reference.

In addition, the Operating Partnership also borrowed $125 million under an unsecured Term Loan Agreement (the “Term Loan Agreement”) entered into with Wells Fargo, as administrative agent, and the other lenders party thereto (the “Seven-Year Term Loan”).  This loan has a scheduled maturity date of November 20, 2019.  The Seven-Year Term Loan will, subject to certain exceptions, bear interest at a rate of LIBOR plus 205 to 300 basis points, depending on the total leverage ratio of the Company and its subsidiaries.  Amounts owing under the Term Loan Agreement are guaranteed by the Company and all of the subsidiaries of the Company that guarantee the obligations under the Amended Credit Agreement.

The Term Loan Agreement contains certain limitations on the prepayment of the Seven-Year Term Loan, including, subject to certain exceptions, prohibitions on prepayment during the first year and payment of a prepayment premium if the loan is repaid prior to the end of the fifth year of the term of the loan.  The Term Loan Agreement contains various affirmative, negative and financial covenants, representations and warranties and events of default substantially similar to those contained in the Credit Agreement.

The proceeds of the Seven-Year Term Loan were used by the Operating Partnership and the Company to finance the repayment of certain existing debt of the Company and its subsidiaries.

Item 9.01.                Financial Statements and Exhibits

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Not applicable.

          (d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement, dated as of November 20, 2012, by and among the Operating Partnership, the Company, Wells Fargo Bank National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, PNC Bank, National Association, as Documentation Agent, Compass Bank, an Alabama corporation, Deutsche Bank Securities Inc., and U.S. Bank National Association, as Senior Managing Agents, Royal Bank of Canada and Sumitomo Mitsui Banking Corporation, as Managing Agents, Wells Fargo Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners and the other lenders party thereto.

10.2	Amended and Restated Guaranty, dated as of November 20, 2012, by the Company and certain subsidiaries of the Company party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: November 27, 2012	By:	/s/ Thomas J. Baltimore, Jr.

Thomas J. Baltimore, Jr.
President and Chief Executive Officer

EXHIBIT LIST

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement, dated as of November 20, 2012, by and among the Operating Partnership, the Company, Wells Fargo Bank National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, PNC Bank, National Association, as Documentation Agent, Compass Bank, an Alabama corporation, Deutsche Bank Securities Inc., and U.S. Bank National Association, as Senior Managing Agents, Royal Bank of Canada and Sumitomo Mitsui Banking Corporation, as Managing Agents, Wells Fargo Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners and the other lenders party thereto.

10.2	Amended and Restated Guaranty, dated as of November 20, 2012, by the Company and certain subsidiaries of the Company party thereto.